UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ------------


                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 20, 2004


                             HARTMARX CORPORATION
              (Exact name of registrant as specified in charter)


          DELAWARE                1-8501                36-3217140
(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)          Identification No.)


                            101 North Wacker Drive
                            Chicago, Illinois 60606
              (Address of principal executive offices) (Zip Code)


                         (312) 372-6300 (Registrant's
                    telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)



ITEM 2.  Acquisition or Disposition of Assets.

         On July 20, 2004, EM Acquisition Corp. ("EM Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Hartmarx Corporation ("Hartmarx"), acquired certain assets, properties and operations of Exclusively Misook, Inc., a New York corporation ("EMI"), pursuant to a purchase agreement dated as of June 25, 2004 (the "Purchase Agreement"). The cash purchase price paid for the assets at closing was approximately $32.1 million and is subject to adjustment after the closing to the extent that "Net Assets" (as defined in the Purchase Agreement) as of the open of business on the closing date are greater than or less than the "Estimated Net Assets" (as defined in the Purchase Agreement) calculated at the closing date. The total purchase price also includes the assumption by EM Acquisition of approximately $1.6 million of accounts payable and accrued liabilities and expenses, including the assumption of EMI's obligations under its pension plan.

         The Purchase Agreement also provides for additional contingent payments to EMI based upon the achievement of specified annualized operating earnings of the business over a five-year period commencing August 1, 2004. Upon a "Sale Transaction" (as defined in the Purchase Agreement), the Purchase Agreement provides, at the option of EMI, for a lump sum payment of the contingent consideration.

         The amount of consideration payable in the transaction was the result of arms length negotiations between EMI and Hartmarx. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a conformed copy of which is filed as Exhibit 2.1 to this current report and is incorporated herein by reference.

         The cash paid for the assets purchased and the liabilities assumed was made from available borrowing capacity under Hartmarx' existing revolving credit which is in effect through February 28, 2006, with an additional one year extension available at Hartmarx' option.

         The acquired assets include accounts receivable, inventory, trademarks, tradenames, copyrights and other intellectual property, a leased distribution and office facility in New York, New York, and equipment. Hartmarx intends to devote these assets to the continuation of the business operations of EM Acquisition, substantially as they were conducted prior to the completion of the acquisition.

         On July 20, 2004, Hartmarx issued a press release relating to the consummation of the acquisition. A copy of the press release is filed as
Exhibit 99.1 to this current report and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

         The financial statements required by this item will be filed by Hartmarx not later than October 4, 2004.

         (b) Pro forma financial information.

         The financial statements required by this item will be filed by Hartmarx not later than October 4, 2004.

         (c) Exhibits.


     Exhibit Number             Description
     --------------             -----------

           2.1 Purchase Agreement dated as of June 25, 2004, by and among the EM Acquisition Corp., Hartmarx Corporation, Exclusively Misook, Inc., Misook Doolittle and Harry Doolittle.

           99.1           Press Release dated July 20, 2004.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HARTMARX CORPORATION


                                                By:  /s/ TARAS R. PROCZKO
                                                     -------------------------
                                                     Taras R. Proczko
                                                     Senior Vice President
Dated: July 23, 2004



EXHIBIT LIST


Exhibit Number    Description
--------------    -----------

2.1 Purchase Agreement dated as of June 25, 2004, by and among the EM Acquisition Corp., Hartmarx Corporation, Exclusively Misook, Inc., Misook Doolittle and Harry Doolittle.

99.1              Press Release dated July 20, 2004.